EXHIBIT 99.1

                 ILM II ANNOUNCES THAT THE MERGER WITH CAPITAL
                       WILL NOT BE COMPLETED AT THIS TIME


FOR IMMEDIATE RELEASE:

      July 31, 2000, Tysons Corner, Virginia: ILM II Senior Living, Inc. announced today that its pending merger with Capital Senior Living Corporation (NYSE:CSU) will not be consummated today as previously anticipated.

      Capital has notified ILM II that it will not receive sufficient funds under existing financing commitments from GMAC Commercial Mortgage Corporation to complete the merger at this time.

      Pursuant to the existing merger agreement, Capital is required until September 30, 2000 to use its best efforts to obtain financing, including the use of internal funds, to complete the merger. The terms of the merger agreement require Capital to pay ILM II $1,540,000 if the merger does not occur on or before September 30, 2000 if the failure to consummate the transaction is due to Capital's inability to finance the deal.

      At this time, there can be no assurance as to whether the merger will be consummated or, if consummated, as to the timing thereof.

      If you have any questions regarding this press release, please call ILM II, toll free at 1-888-257-3550.

                                    * * *

      THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" BASED ON OUR CURRENT EXPECTATIONS AND PROJECTIONS ABOUT FUTURE EVENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES WHICH COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE ANTICIPATED AND CERTAIN OF WHICH ARE BEYOND OUR CONTROL. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.